UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________

Date of Report (Date of earliest event reported)      December 2, 2004

COX COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-6590 (Commission File Number)	58-2112288 (I.R.S. Employer Identification Number)

1400 Lake Hearn Drive Atlanta, Georgia (Address of Principal Executive Offices)	30319 (Zip Code)

(404) 843-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1 CREDIT AGREEMENT, DATED DECEMBER 3, 2004
EX-10.1 AMENDED AND RESTATED FIVE-YEAR CREDIT AGREEMENT, DATED JUNE 4, 2004
EX-10.3 EIGHTEEN-MONTH CREDIT AGREEMENT, DATED DECEMBER 3, 2004
EX-99.1 JOINT PRESS RELEASE, DATED DECEMBER 3, 2004

CAUTIONARY STATEMENT: Certain statements in this report are “forward-looking statements” and represent the intentions, plans, beliefs, expectations, performance and similar projections of Cox Communications, Inc. (“Cox”), and involve risks and uncertainties that could cause actual events to differ materially from the events described in this document, including risks or uncertainties related to changes in general economic conditions, stock market trading conditions, tax law requirements or government regulation, and changes in the broadband communications industry or the business or prospects of Cox. Cox wishes to caution the reader that these factors, as well as other factors described or to be described in Cox’s SEC filings with respect to the tender offer and the follow-on merger, are among the factors that could cause actual events or results to differ materially from Cox’s current expectations described herein.

Item 1.01 Entry Into a Material Definitive Agreement.

The information included pursuant to Item 2.03 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Cox and Cox Holdings, Inc. (“Holdings”), a wholly owned subsidiary of Cox Enterprises, Inc. (“CEI”), offered to purchase all outstanding shares of Cox Class A common stock not beneficially owned by CEI for $34.75 per share in cash, without interest. At 12:00 Midnight, New York City Time on Thursday, December 2, 2004, this joint tender offer expired, as scheduled. Wachovia Bank, N.A., the Depositary for the tender offer, has advised Cox and Holdings that, as of expiration, a preliminary total of 189,685,302 shares of Cox’s Class A common stock were validly tendered and not withdrawn, which includes an estimated 14,706,307 shares tendered pursuant to guaranteed delivery procedures. When combined with the Class A common stock beneficially owned by CEI prior to the tender offer, such total represents beneficial ownership of approximately 91.6% of the total number of Class A shares outstanding. Accordingly, Cox and Holdings expect to promptly pay approximately $6.6 billion to purchase all tendered shares in accordance with the terms and conditions of the tender offer. A joint press release announcing the conclusion of the tender offer is being filed with this report as Exhibit 99.1.

On December 2, 2004, Cox entered into new credit agreements, dated as of December 3, 2004, providing Cox with a five-year unsecured $1.5 billion revolving credit facility, a five-year unsecured $2.0 billion term loan and an 18-month unsecured $3.0 billion term loan. On December 2, 2004, Cox also amended and restated its existing credit agreement, dated as of December 3, 2004, to conform certain of the provisions of that agreement to the provisions of the new credit agreements. Cox’s existing credit agreement, as amended and restated, provides for an unsecured $1.25 billion revolving credit facility with availability through June 4, 2009. Cox will draw on these credit agreements to fund the tender offer and the follow-on merger, and Cox estimates it will borrow approximately $6.9 billion in the aggregate to fund these transactions, which estimate includes payments to holders of vested in-the-money options to purchase Cox Class A shares but excludes amounts borrowed by CEI or its subsidiaries and fees and expenses associated with the tender offer and the merger. After the tender offer has been funded, borrowings under the new revolving credit facility and the amended and restated credit facility may be used for general corporate purposes.

Upon termination of any credit agreement, Cox must repay all outstanding loans under the terminated credit agreement.

Borrowings under both the new and the amended and restated credit agreements will bear interest at a rate selected by Cox from three alternatives. The interest rate may be based on the London Interbank Offered Rate (LIBOR), the Federal funds rate or an alternate base rate. The alternate base rate will be based on the greater of the prime rate or the Federal funds rate plus 0.50%. In each case, the applicable interest rate will be increased by a margin imposed by the credit agreements. The applicable margin for any date will depend upon Cox’s corporate credit ratings. The credit agreements also establish a mechanism under which individual lenders with commitments under Cox’s revolving credit facilities may make discretionary loans in lieu of loans committed under the revolving credit facilities at rates agreed upon from time to time with Cox.

Cox will pay a commitment fee on the unused portion of the total amount available under its credit facilities based on Cox’s corporate credit ratings.

Each of Cox’s credit agreements requires Cox to maintain a ratio of debt to operating cash flow of not more than 5.5 to 1.0 prior to December 31, 2005 and 5.0 to 1.0 at December 31, 2005 and thereafter and a ratio of operating cash flow to interest expense of not less than 2.0 to 1.0. Additionally, Each of Cox’s credit agreements contains customary affirmative and negative covenants concerning the conduct of Cox’s business operations, such as limitations on the granting of liens, mergers, consolidations and dispositions of assets, investments in unrestricted subsidiaries and transactions with affiliates. Subject to certain exceptions, Cox will not be permitted to pay or declare any dividend or redeem or acquire any of its stock in excess of a specified amount unless its ratio of debt to operating cash flow would not exceed a specified level after taking into account the dividend, redemption or acquisition.

Each of Cox’s credit agreements also contains customary events of default, including, but not limited to, failure to pay principal or interest, failure to pay or acceleration of other debt, misrepresentation or breach of warranty, violation of certain covenants and change of control. Upon the occurrence of an event of default under one of the credit agreements, Cox’s obligations under that credit agreement may be accelerated and the lending commitments under that credit agreement terminated.

The foregoing is a summary of the material terms of the new and the amended and restated credit agreements. As a summary of the material terms of the new and the amended and restated credit agreements, it does not purport to be complete and is subject to, and qualified in its entirety by, the terms of the new and the amended and restated credit agreements that are attached hereto as Exhibits and incorporated herein by reference.

Item 8.01. Other Events.

As previously reported, eighteen putative class action lawsuits were filed, purportedly on behalf of the public stockholders of Cox, challenging CEI’s August 2, 2004 proposal to acquire all of the issued and outstanding shares of Cox Class A common stock not beneficially owned by CEI. Fifteen of the lawsuits were filed in the Court of Chancery of the State of Delaware. Following a hearing on August 24, 2004, the Delaware Chancery Court consolidated these actions (the “Delaware Action”). The remaining three putative class action lawsuits were filed in the Superior Court of Fulton County, Georgia (the “Georgia Actions”). For more information regarding the Delaware Action and the Georgia Actions, refer to Cox’s Form 10-Q for the quarter ended September 30, 2004, as filed with the SEC on November 4, 2004.

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On November 10, 2004, as contemplated by a Delaware memorandum of understanding, the parties to the Delaware action submitted a letter to Vice Chancellor Leo E. Strine, Jr. enclosing for the court’s consideration a definitive Stipulation of Settlement (the “Stipulation”) and related exhibits.

Among other things, the Stipulation (i) sets forth certain stipulated facts relating to the Delaware Action, (ii) provides for the settlement, release and dismissal with prejudice of all of the Settled Claims (which term as defined in the Stipulation, includes, but is not limited to, any and all claims asserted in any court related to the tender offer and the merger that have been or could have been asserted by the plaintiffs on behalf of the holders of the outstanding shares of Cox stock not owned by CEI against the defendants to the Delaware Action and certain of their related parties), subject to court approval, and on the terms and conditions set forth in the Stipulation, (iii) provides that, in consideration for, among other things, the settlement and dismissal with prejudice of the Delaware Action, CEI shall proceed with the tender offer and proposed merger which commenced on November 3, 2004, (iv) provides that the parties will jointly submit to the court a proposed scheduling order and supporting exhibits in substantially the form attached to the Stipulation, which exhibits provide for, among other things, the preliminary certification of the Delaware Action as a class action, distribution of notice to the plaintiff class, and a subsequent settlement hearing at which the court, among other things, would determine whether the Settlement (as defined in the Stipulation) should be approved and the class certified, (v) provides that if the Settlement is approved by the court, the parties will promptly request the court to enter a final order in the form attached to the Stipulation, and (vi) recites that the plaintiffs and their counsel in the Delaware Action intend to petition the court for an award of $4.95 million in attorneys’ fees and expenses, that the plaintiffs and their counsel in the Georgia Actions intend to petition the Georgia court for an award of $1.25 million in attorneys’ fees and expenses and that defendants have agreed to take no position with respect to these petitions. Cox has agreed to pay, on behalf of the other defendants, any final award of fees and expenses up to the requested amounts. The Stipulation also provides that the settlement set forth therein shall be null and void, unless otherwise agreed by the parties, if (i) the merger is not consummated or the tender offer is not completed, (ii) the settlement is not finally approved by the court, or (iii) the settlement otherwise does not receive final court approval. The Stipulation constitutes the entire agreement of the parties with respect to its subject matter, and supersedes all prior agreements, including without limitation, the Delaware memorandum of understanding.

On November 18, 2004, the Court entered a Scheduling Order in the Delaware Action. The Scheduling Order preliminarily certifies the Delaware Action as a class action on behalf of a class consisting of all record and beneficial holders of Cox shares (other than CEI and its subsidiaries), from and including August 2, 2004 through and including the date of the consummation of the merger, and certain persons related to the class members. The defendants in the Delaware Action are excluded from the class. The Scheduling Order also sets a settlement hearing for January 26, 2005 at 10:00 a.m. at the New Castle County Courthouse in Wilmington, Delaware, at which time, the court will consider, among other things, whether (i) the Settlement embodied in the Stipulation is fair to the class, (ii) the Delaware Action should be dismissed with prejudice, and the claims that were settled in the Stipulation of Settlement released, (iii) the class should be finally certified, and (iv) the attorneys’ fees sought by plaintiffs’ counsel in the Delaware Action should be awarded. The Court also will consider any objections to the Settlement and application of plaintiffs’ counsel in the Delaware Action for an award of attorneys’ fees and expenses at the

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Settlement hearing. As provided in the Scheduling Order, any member of the class who objects to the Settlement reached in the Stipulation must file and serve a written objection meeting the requirements, and following the procedures, set forth in the Scheduling Order, or such person shall be deemed to have waived the objection.

If the Settlement is ultimately not approved by the Delaware court, the Delaware Action and the Georgia Actions could proceed and the plaintiffs in those actions could seek the relief sought in their respective complaints. Accordingly, there can be no assurance that the Settlement, or the dismissal of the Delaware Action and the Georgia Actions, will be completed on the terms described above.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
10.1	Credit Agreement, dated December 3, 2004, among Cox Communications, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders, Citicorp North America, Inc. and Lehman Commercial Paper Inc., as syndication agents, and Citigroup Global Markets Inc., Lehman Brothers Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners.

10.2	Amended and Restated Five-Year Credit Agreement, dated as of the June 4, 2004 and amended and restated as of December 3, 2004, among Cox Communications, Inc. the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders, Bank of America, N.A., as co-syndication agent, Wachovia Bank, National Association, as co-syndication agent, J.P. Morgan Securities Inc., as co-lead arranger and joint bookrunner, and Banc Of America Securities, LLC, as co-lead arranger and joint bookrunner.

10.3	Eighteen-Month Credit Agreement, dated as of December 3, 2004, among Cox Communications, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders, Citicorp North America, Inc. and Lehman Commercial Paper Inc., as syndication agents, and Citigroup Global Markets Inc., Lehman Brothers Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners.

99.1	Joint Press Release, dated December 3, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: December 3, 2004

COX COMMUNICATIONS, INC.
By:	/s/ Jimmy W. Hayes
Jimmy W. Hayes
Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Credit Agreement, dated December 3, 2004, among Cox Communications, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders, Citicorp North America, Inc. and Lehman Commercial Paper Inc., as syndication agents, and Citigroup Global Markets Inc., Lehman Brothers Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners.

10.2	Amended and Restated Five-Year Credit Agreement, dated as of the June 4, 2004 and amended and restated as of December 3, 2004, among Cox Communications, Inc. the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders, Bank of America, N.A., as co-syndication agent, Wachovia Bank, National Association, as co-syndication agent, J.P. Morgan Securities Inc., as co-lead arranger and joint bookrunner, and Banc Of America Securities, LLC, as co-lead arranger and joint bookrunner.

10.3	Eighteen-Month Credit Agreement, dated as of December 3, 2004, among Cox Communications, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders, Citicorp North America, Inc. and Lehman Commercial Paper Inc., as syndication agents, and Citigroup Global Markets Inc., Lehman Brothers Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners.

99.1	Joint Press Release, dated December 3, 2004.